UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2015

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously discussed in a Current Report on Form 8-K filed by Astronics Corporation (the “Company”), on December 23, 2014, the Company entered into a Stock Purchase Agreement (the “Agreement”) by and among the Company, Planesite Holdings Inc., an Illinois corporation (“Planesite”), the shareholders of Planesite (the “Sellers”) and Robert Abbinante to acquire all of the issued and outstanding capital stock of Planesite and its wholly owned subsidiary, Armstrong Aerospace, Inc., for approximately $52.0 million in cash. The acquisition of Planesite and Armstrong Aerospace, Inc. was completed on January 14, 2015.

A copy of the Purchase Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on December 24, 2014.

The Company issued a press release on January 15, 2015 regarding the completion of the acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Astronics Corporation dated January 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: January 15, 2015	By:	/s/ David C. Burney
	Name:	David C. Burney
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Astronics Corporation dated January 15, 2015